FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

| Filed in the Office of | Business Number E54407562026-0 |
|---|---|
| FVAguilar | Filing Number 20265440755 |
| Secretary of State State Of Nevada | Filed On 01/13/2026 02:42:08 AM |
| | Number of Pages 3 |

# Formation - Profit Corporation

- [x] NRS 78 - Articles of Incorporation Domestic Corporation
- [ ] NRS 80 - Foreign Corporation
- [ ] NRS 89 - Articles of Incorporation Professional Corporation
- [ ] NRS 80 - Foreign Corporation Professional Corporation

## ☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

**Articles of Formation of** ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

**1. Name of Entity:** (If foreign, name in home jurisdiction)

RZ Wellness Limited

**2. Registered Agent for Service of Process:** (Check only one box)

- [x] Commercial Registered Agent (name only below)
- [ ] Noncommercial Registered Agent (name and address below)
- [ ] Office or position with Entity (title and address below)

NORTHWEST REGISTERED AGENT LLC*
Name of Registered Agent **OR** Title of Office or Position with Entity

| Street Address | City | State | Zip Code |
|---|---|---|---|
| 732 S 6th ST, STE N | Las Vegas | Nevada | 89101 |

| Mailing Address (If different from street address) | City | State | Zip Code |
|---|---|---|---|
| | | Nevada | |

**2a. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.*

X Taylor Newman, Assistant Secretary — 01/13/2026
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — **Date**

**3. Governing Board:** (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No

**4. Names and Addresses of the Board of Directors/ Trustees or Stockholders**

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

| | Name | Address | City | State | Zip Code |
|---|---|---|---|---|---|
| 1) | TZU HSUAN NICOLE CHIA | 401 Ryland St. Ste 200-a | Reno | NV | 89502 |
| 2) | TZU HSUAN NICOLE CHIA | 401 Ryland St. Ste 200-a | Reno | NV | 89502 |
| 3) | TZU HSUAN NICOLE CHIA | 401 Ryland St. Ste 200-a | Reno | NV | 89502 |
| 4) | TZU HSUAN NICOLE CHIA | 401 Ryland St. Ste 200-a | Reno | NV | 89502 |

**5. Jurisdiction of Incorporation:** (NRS 80 only)

**5a.** Jurisdiction of incorporation:

**5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

# Formation - profit Corporation

Continued, Page 2

| | | |
|---|---|---|
| **6. Benefit Corporation:** (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.) | By selecting Yes you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. | Yes ☐ |
| **7. Purpose/Profession to be practiced:** (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.) | | |

**8. Authorized Shares:** (Number of shares corporation is authorized to issue)

Please indicate the break down of all corporate shares and the par value.

| | | | |
|---|---|---|---|
| Number of Authorized shares with Par value: | 0 | Par value: $ | 0 |
| Number of common shares with Par value: | 75000000.0 | Par value: $ | 0.0001 |
| Number of preferred shares with Par value: | 0 | Par value: $ | 0 |
| Number of shares with no par value: | 0 | | |

**Foreign Corporations, NRS 80 only:**

☐ This is a corporation is a unlimited stock corporation

☐ This is a corporation is a non-stock corporation.

If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

**9. Name and Signature of: Officer making the statement or Authorized Signer** for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.

**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.**

| Name | Country |
|---|---|
| Nat Smith, on behalf of Northwest Registered Agent, LLC. | United States |

| Address | City | State | Zip/Postal Code |
|---|---|---|---|
| 732 S 6TH ST STE N | Las Vegas | NV | 89101 |

X Nat Smith, on behalf of Northwest Registered Agent, LLC.

(attach additional page if necessary)

## AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

**Please include any required or optional information in space below:**

(attach additional page(s) if necessary)